Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29185 and 333-204077) and on Form S-8 (Nos. 333-03957, 333-85542, 333-85546, 333-142985, 333-167123 and 333-198050) of The Williams Companies, Inc. of our report dated February 22, 2018 relating to the financial statements of Gulfstream Natural Gas System, L.L.C., which appears in this Annual Report on Form 10-K of The Williams Companies, Inc.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 22, 2018